                              KIRKLAND & ELLIS
               Partnerships Including Professional Corporations
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                                 312 861-2000


                                                                     Exhibit 5.1


     To Call Writer Direct:                                  Facsimile:
     312 861-2000                                            312 861-2200


                                February 1, 1999


National Equipment Services, Inc.
1800 Sherman Avenue
Evanston, Illinois 60201


       Re:  10% Senior Subordinated Notes due 2004, Series D
            ------------------------------------------------

Ladies and Gentlemen:

          We are acting as special counsel to National Equipment Services, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of up to $175,000,000 in aggregate principal amount of the Company's 10% Senior Subordinated Notes due 2004, Series D (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"), for the purpose of effecting an exchange offer (the "Exchange Offer") for the Company's 10% Senior Subordinated Notes due 2004, Series C (the "Outstanding Notes"). We are also acting as special counsel to Albany Ladder Company, Inc. ("Albany"), BAT Acquisition Corp. ("BAT"), Carl's Mid South Rent-All Center Incorporated ("CMSRACI"), Falconite Aviation, Inc. ("FAI"), Falconite Equipment, Inc. ("FEI"), Falconite, Inc. ("Falconite"), Falconite Rebuild Center, Inc. ("FRCI"), McCurry & Falconite Equipment Co., Inc. ("M&FECI"), M&M Properties, Inc. ("M&MPI"), NES Acquisition Corp. ("NES Acquisition"), NES East Acquisition Corp. ("NES East"), NES Michigan Acquisition Corp. ("NES Michigan"), Rebel Studio Rentals, Inc. ("RSR") and Shaughnessy Crane Service, Inc. ("SCS" and, together with Albany, BAT, CMSRACI, FAI, FEI, Falconite, FRCI, M&FECI, M&MPI, NES Acquisition, NES East, NES Michigan and RSR, the "Subsidiary Guarantors") as issuers of guarantees (collectively, the "Guarantees") of the obligations of the Company under the Exchange Notes. The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (the "Indenture"), dated as of December 11, 1998, among the Company, the Subsidiary Guarantors and Harris Trust and Savings Bank, as Trustee, in exchange for and in replacement of the Company's current Outstanding Notes, of which $175,000,000 in aggregate principal amount is outstanding.
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National Equipment Services, Inc.
February 1, 1999
Page 2

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company and each Subsidiary Guarantor, (ii) minutes and records of the corporate proceedings of the Company and each Subsidiary Guarantor with respect to the issuance of the Exchange Notes and the Guarantees, respectively, (iii) the Registration Statement and exhibits thereto, (iv) the Registration Rights Agreement, dated as of December 11, 1998, among the Company, the Subsidiary Guarantors, Salomon Smith Barney Inc. and First Union Capital Markets Corp. and
(v) the Registration Rights Agreement, dated as of January 8, 1999, among the Company, the Subsidiary Guarantors, Salomon Smith Barney Inc. and First Union Capital Markets Corp.

          For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the Subsidiary Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Subsidiary Guarantors. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

          (1) Each of the Company, BAT, FAI, NES Acquisition, NES East and NES Michigan is a corporation existing and in good standing under the General Corporation Law of the State of Delaware. Albany is a corporation existing and in good standing under the New York Business Corporation Law. CMSRACI is a corporation existing and in good standing under the Tennessee Business Corporation Act. Each of Falconite and FEI is a corporation existing and in good standing under the Illinois Business Corporation Act of 1983. FRCI is a corporation existing and in good standing under the Kentucky 1988 Business Corporation Act. Each of M&FECI and M&MPI is a corporation existing and in good standing under the Alabama Business Corporation Act. RSR is a


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National Equipment Services, Inc.
February 1, 1999
Page 3

corporation existing and in good standing under the California General Corporation Law. SCS is a corporation existing and in good standing under the Massachusetts Business Corporation Law.

          (2) The sale and issuance of the Exchange Notes has been validly authorized by the Company.

          (3) The Guarantees have been validly authorized by each of the Subsidiary Guarantors.

          (4) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Indenture shall have been qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended, (iii) the Outstanding Notes shall have been validly tendered to the Company, (iv) the Exchange Notes shall have been issued in the form and containing the terms described in the Registration Statement, the Indenture, the resolutions of the Company's and each Subsidiary Guarantor's Board of Directors (or authorized committee thereof) authorizing the foregoing and any legally required consents, approvals, authorizations and other order of the Commission and any other regulatory authorities to be obtained and (v) the Exchange Notes have been authenticated by the Trustee, the Exchange Notes when issued pursuant to the Exchange Offer will be legally issued, fully paid and nonassessable and will constitute valid and binding obligations of the Company and each Guarantee will constitute the valid and binding obligation of the respective Subsidiary Guarantor.

          Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York, the laws of the State of Illinois, the General Corporation Law of the State of Delaware (in the case of the Company, BAT, FAI, NES Acquisition, NES East and NES Michigan), the Alabama Business Corporation Act (in the case of M&FECI and M&MPI), the California General Corporation Law (in the case of RSR), the Kentucky 1988 Business Corporation Act (in the case of FRCI), the Massachusetts Business Corporation Law (in the case of SCS) and the Tennessee Business Corporation Act (in the case of CMSRACI). We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. With respect to any opinion or other advice


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National Equipment Services, Inc.
February 1, 1999
Page 4

based on the Alabama Business Corporation Act, the California General Corporation Law, the Kentucky 1988 Business Corporation Act, the Massachusetts Business Corporation Law and the Tennessee Business Corporation Act, we note that we do not practice in Alabama, California, Kentucky, Massachusetts or Tennessee, and our opinions and advice based on the Alabama Business Corporation Act, the California General Corporation Law, the Kentucky 1988 Business Corporation Act, the Massachusetts Business Corporation Law and the Tennessee Business Corporation Act are limited to the statutory provisions set forth in Michie's Alabama Code (1975), West's Annotated California Codes (1990), Kentucky Revised Statutes (1989 Replacement), Massachusetts General Laws Annotated (1992) and Tennessee Code Annotated (1995 Replacement), respectively, without regard to regulations promulgated thereunder or any judicial interpretations thereof.

          For purposes of the opinions in numbered paragraph 1, we have relied exclusively upon (a) in the case of the Company, BAT, FAI, NES Acquisition, NES East and NES Michigan, recent certificates issued by the Delaware Secretary of State, (b) in the case of Albany, a recent certificate issued by the New York Secretary of State, (c) in the case of CMSRACI, a recent certificate issued by the Tennessee Secretary of State, (d) in the case of Falconite and FEI, recent certificates issued by the Illinois Secretary of State, (e) in the case of FRCI, a recent certificate issued by the Kentucky Secretary of State, (f) in the case of M&FECI and M&MPI, recent certificates issued by the Alabama Secretary of State, (g) in the case of RSR, a recent certificate issued by the California Secretary of State and (h) in the case of SCS, a recent certificate issued by the Secretary of the Commonwealth of Massachusetts, and such opinions are not intended to provide any conclusion or assurance beyond that conveyed by such certificates. We have assumed without investigation that there has been no relevant change or development between the respective dates of such certificates and the date of this letter.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

          We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Exchange Notes.


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National Equipment Services, Inc.
February 1, 1999
Page 5

          This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York, the laws of the State of Illinois, the Alabama General Corporation Act, the California General Corporation Law, the General Corporation Law of the State of Delaware, the Kentucky 1988 Business Corporation Act, the Massachusetts Business Corporation Law and the Tennessee Business Corporation Act be changed by legislative action, judicial decision or otherwise.

          This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                              Yours very truly,

                              /s/ Kirkland & Ellis

                              KIRKLAND & ELLIS